EXECUTIVE EMPLOYMENT AGREEMENT

     This Executive Employment Agreement (the “Agreement”) is entered into between Lyris, Inc., a Delaware corporation (“Company”) and Wolfgang Maasberg (“Employee”). This Agreement is effective as of August 18, 2010, the day Employee shall commence employment with the Company (“Effective Date”).

     In consideration of the promises and the terms and conditions set forth in this Agreement, the parties agree as follows:

     1. Position and Duties. As of the Effective Date, Employee will serve as Chief Executive Officer of the Company and will report to the Company’s Board of Directors (the “Board”). Employee will render such business and professional services in the performance of his duties, consistent with Employee’s position, as shall reasonably be assigned to him by the Company. As of the Effective Date, Employee’s principal work location shall be the Company’s headquarters in Emeryville, CA.

     2. Election to the Board. Employee will be nominated to the Board within five business days following the Effective Date. Employee may be removed from the Board in accordance with applicable law and the Company’s bylaws. If Employee ceases to be employed by the Company, Employee will resign from all Board positions at the request of the Company.

     3. Exclusive Service. Employee will be expected to devote his full working time and attention to the business of the Company, and will not render services to any other business without the prior approval of the Board or, directly or indirectly, engage or participate in any business that is competitive in any manner with the business of the Company; provided, however, that Employee may serve on one (1) additional board of directors with the advance written consent of the Chairman of the Board. Employee will also be expected to comply with and be bound by the Company’s Code of Business Conduct, operating policies, procedures and practices that are from time to time in effect during the term of his employment.

     4. At-Will Employment. Employee and the Company understand and acknowledge that Employee’s employment with the Company constitutes “at-will” employment, and the employment relationship may be terminated at any time, with or without cause and with or without notice.

     5. Compensation and Benefits.

          5.1 Base Salary. Your starting annual base salary will be $350,000 per year (the “Base Salary”), payable in accordance with the Company’s normal payroll practices. The Company shall annually review Employee’s compensation and benefits, provided that any changes thereto shall be determined by the Company in its sole and absolute discretion.

          5.2 Management by Objectives Bonus. Employee will also be eligible to receive an annual cash bonus of up to $100,000 (the “Target Bonus”), upon the achievement of performance objectives mutually agreed upon between Employee and the Compensation Committee of the Board (the “Compensation Committee”). The performance objectives for the remainder of fiscal year 2011 shall be mutually agreed upon between Employee and the Compensation Committee within thirty (30) days following the Effective Date; provided, however, that (i) the performance objectives for Employee’s first six months of employment shall be primarily based upon Employee’s individual performance as determined by the Compensation Committee based on both individual and management by objective milestones to be determined by the Compensation Committee and (ii) the performance objectives for the remaining months of fiscal year 2011 shall be based upon a combination of the foregoing individual objectives and the Company’s achievement level against financial and performance objectives, which may include, but are not limited to, revenue, revenue growth quarter-over-quarter or year-over-year, sales representative productivity quarter-over-quarter or year-over-year, margin improvement and strategic transactions in excess of $500,000. Employee’s Target Bonus for fiscal year 2011 shall include a guaranteed and unconditional bonus of $30,000 (the “Guaranteed Bonus”) that shall be paid no later than sixty (60) days following December 31, 2010. To receive payment of any bonus Employee must be employed by the Company at the time bonuses are paid. For fiscal years after fiscal year 2011, Employee will be eligible to receive an annual bonus in such amount and upon such terms as shall be determined by the Board.

          5.3 Sign on Bonus. The Company will pay Employee an additional $10,000 per month, payable in accordance with the Company’s normal payroll practices, for each month in which Employee remains an employee of the Company up to a maximum of eighteen (18) months.

          5.4 Employee Benefits.

          (a) Employee shall be eligible to participate in all employee benefit plans and arrangements, including, but not limited to, 401K plans, retirement plans, medical, dental, vision and long-term disability insurance benefits and arrangements, as are made available by the Company to its other senior executives, subject to the terms and conditions thereof.

          (b) The Company shall reimburse Employee for incremental premiums paid on a Company-provided term life insurance policy for Employee only (the “Life Insurance Policy”) to “buy up” to the maximum additional term life insurance coverage as permitted under both the Life Insurance Policy and the Company’s policies regarding “buy ups” of additional coverage over and above the amount of coverage that the Company provides for its employees, not to exceed $1,000 for the annual premium payments on the purchase of such additional coverage. The proceeds of the Life Insurance policy shall be payable to Employee’s designated beneficiaries.

          5.5 Vacation. Employee will be entitled to four (4) weeks of paid vacation per year plus holidays pursuant to the terms of the Company’s vacation policy for executives as may exist from time to time.

     6. Equity.

          6.1 On the Effective Date, the Company will grant Employee an option under the Company’s 2005 Equity-Based Compensation Plan (the “Plan”) to purchase 1,500,000 shares of the Company’s Common Stock (the “Option”). The Option will have an exercise price equal to the higher of (a) $0.33 per share of the Company’s Common Stock or (b) the fair market value of the Company’s Common Stock on the date of grant and will vest over four (4) years, with 25% of the total number of shares subject to the Option vesting on the one-year anniversary of the Effective Date (the “First Vesting Date”) and, the remainder vesting in equal installments of 1/12 of the total number of shares subject to the Option on each three-month anniversary (i.e., quarterly anniversary) of the First Vesting Date thereafter; provided, in each case that the Employee continues to be employed by the Company or remains on the Board. The Option will be subject to the terms and conditions of the Plan and the written Stock Option Agreement governing the Option. Notwithstanding the foregoing, in the event of certain separations from service from the Company or a Change in Control of the Company, the vesting of the Option will be accelerated as set forth herein.

          6.2 Restricted Stock Units. On the Effective Date, the Company will grant Employee 4,500,000 Restricted Stock Units (the “RSUs”) under the Plan. The RSUs will vest over four (4) years, with 25% of the total number of shares subject to the RSU vesting on the one-year anniversary of the Effective Date (the “First Vesting Date”) and, the remainder vesting in equal installments of 1/12 of the total number of shares subject to the RSU on each three-month anniversary (i.e., quarterly anniversary) of the First Vesting Date thereafter; provided, in each case that the Employee continues to be employed by the Company or remains on the Board. The RSU will be subject to the terms and conditions of the Plan and the written RSU Agreement governing the award. Notwithstanding the foregoing, in the event of certain separations from service from the Company or a Change in Control of the Company, the vesting of the RSUs will be accelerated as set forth herein.

          6.3 Additional Equity Grants. The Board expects that the initial stock option and RSU grant will suffice for the initial 24 months of employment. Thereafter, the Board may, in its sole discretion, provide Employee with equity grants in addition to the Option and RSUs set forth above. In particular, the Board may grant Employee additional annual equity grants in the event that the Board determines that both Company and Employee have substantially exceeded financial and business objectives.

     7. Relocation and Temporary Living Budget.

          7.1 Relocation Date and Payments. Employee agrees that he shall relocate his principal residence to the San Francisco Bay Area and such relocation shall occur by no later than three (3) months following the Effective Date (the “Relocation Date”). Provided Employee completes such relocation by the Relocation Date, the Company shall reimburse Employee for the actual reasonable expenses Employee incurs and submits in writing to the Company (with any receipts or additional documentation as the Company may reasonably request) in connection with such relocation, including:

          (a) The procurement of, and payments relating to, arrangements for the packing, transportation and unpacking of Employee’s household and transportation of Employee’s three (3) cars;

          (b) Reasonable and customary buyer-paid closing costs associated with the purchase (or lease) of a home, including up to one (1) percent of the loan origination fees, excluding any mortgage discount point. The maximum cost of the expenses eligible for reimbursement pursuant to this Section 7.1(b) is $15,000;

          (c) A furnished corporate apartment accommodation in the San Francisco Bay Area for up to 90 days following the Effective Date;

          (d) Airfare for Employee’s spouse and child for travel between Employee’s current principal residence and the San Francisco Bay Area for up to two (2) house-hunting trips to occur prior to the Relocation Date;

          (e) In the event that Employee is unable to sublease his current principal residence for its full rental value as stated in the current lease agreement, the Company shall reimburse Employee for the difference between the amount paid under the sublease agreement by the sub-lessee (if any) and the amount owed by Employee under the current lease agreement (including payments made by Employee for realtor sublet fees), up to a maximum of $1,000 per month until the earlier of (x) 14 months from the Relocation Date and (y) the date on which such residence is subleased for its full rental value as stated in the current lease agreement;

          (f) $8,500 for the cost of Employee’s child’s pre-paid non-refundable school tuition in Employee’s current location;

          (g) $3,000 per month for the first 24 months following the Effective Date as a cost of living off-set, up to a maximum of $72,000 (the payments set forth in this Section 7.1 separately and together, the “Relocation Payments”).

          It is agreed that the Relocation Payments set forth in 7.1(e), 7.1 (f) and 7.1(g) shall not exceed, in the aggregate, $94,500. The Relocation Payments shall be paid, upon Employee’s submission of acceptable documentation for such expenses (excluding the payments made pursuant to Section 7.1(g)) within thirty (30) days of receipt thereof. Notwithstanding the foregoing, all Relocation Payments may be subject to terms of Section 13.2 below regarding Code Section 409A.

          7.2 Relocation Payment Re-Payment. Employee understands and agrees that the Company’s obligation to make any Relocation Payment(s) is contingent upon his continued employment with the Company and his relocation to the San Francisco Bay Area by the Relocation Date. If Employee voluntarily terminates his employment for any reason other than Employee’s resignation of employment with the Company for Good Reason (as defined below) or is terminated for Cause (as defined below) prior to the twelve (12) month anniversary of the Effective Date, Employee agrees to pay back to the Company the Relocation Payments, prorated based upon the number of days remaining in such twelve (12)-month period following the Employee’s termination of employment. The Employee acknowledges and agrees that such repayment amount may be withheld from his final paycheck. In the event the amount of the Relocation Payments that Employee owes the Company is greater than the amount withheld from his final paycheck, Employee agrees to pay the remaining balance in full to the Company within thirty (30) days of his termination date.

     8. Expenses. The Company will, in accordance with applicable Company policies and guidelines, reimburse Employee for all reasonable and necessary expenses incurred by Employee in connection with his performance of services on behalf of the Company. Notwithstanding the foregoing, all such expense reimbursements may be subject to terms of Section 13.2 below regarding Code Section 409A.

     9. Inventions and Proprietary Information, Non-Solicitation.

          9.1 Proprietary Information and Inventions Agreement. Employee hereby agrees to execute the Company Proprietary Information and Inventions Agreement attached hereto as Exhibit A.

     10. Definitions.

          10.1 Cause. For purposes of this Agreement, “Cause” shall mean (i) Employee’s continued failure to perform (other than by reason of death or illness or other physical or mental incapacity) his duties and responsibilities as assigned by the Board, which is not remedied within thirty (30) days’ written notice from the Company, (ii) a material breach by Employee of this Agreement (including the failure to relocate by the Relocation Date) or the Proprietary Information and Inventions Agreement , which is not cured within ten (10) days’ written notice from the Company (if such breach is susceptible to cure), (iii) Employee’s gross negligence or willful misconduct, which is injurious to the Company or its reputation, (iv) Employee’s material violation of a material Company policy including its Code of Business Conduct, which is not cured within ten (10) days’ written notice from the Company (if such violation is susceptible to cure), (v) fraud, embezzlement or other material dishonesty with respect to the Company, (vi) conviction of a crime constituting a felony or conviction of any other crime involving fraud, dishonesty or moral turpitude or (vii) failing or refusing to cooperate, as reasonably requested in writing by the Company, in any internal or external investigation of any matter in which the Company has a material interest (financial or otherwise) in the outcome of the investigation.

          10.2 Change in Control. For purposes of this Agreement “Change in Control” means (i) a sale, conveyance, exchange or transfer (excluding any venture-backed or similar investments in the Company needed to generate working capital) in which any person or entity, other than persons or entities who as of immediately prior to such sale, conveyance, exchange or transfer own securities in the Company, either directly or indirectly, becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than fifty (50%) percent of the total voting power of all its then outstanding voting securities; (ii) a merger, consolidation or reorganization of the Company in which its voting securities immediately prior to the merger, consolidation or reorganization do not represent, or are not converted into securities that represent, a majority of the voting power of all voting securities of the surviving entity immediately after the merger, consolidation or reorganization ; (iii) a sale of substantially all of the assets of the Company or a liquidation or dissolution of the Company; (iv) a change in the composition of the Board occurring within a one-year period, as a result of which fewer than a majority of the Directors are Incumbent Directors (as defined below); or (v) any other transactions or series of related transactions occur which have substantially the same effect as the transactions specified in any of the preceding subsections (i)-(iv). For purposes of this definition of Change in Control, “Incumbent Directors” shall mean directors who either are Directors of Company as of the Effective Date or are elected or nominated for election to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination, but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of Directors.

          10.3 Disability. For purposes of this Agreement, “Disability” shall have that meaning set forth in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”).

          10.4 Good Reason. For purposes of this Agreement, “Good Reason” means any material breach of this Agreement by the Company or the occurrence of any one or more of the following without Executive’s prior express written consent: (i) a material diminution in Employee’s authority, duties or responsibilities from those in effect as of the Effective Date; (ii) a diminution in Executive’s Base Salary as in effect on the Effective Date or as may be increased from time to time, other than a reduction which is part of an across-the board proportionate reduction in the salaries of all senior executives of the Company imposed because the Company is experiencing financial hardship (provided such reduction is not more than twenty percent (20%) and does not continue for more than twelve (12) months); or (iii) the Company moves Employee’s place of employment more than fifty (50) miles from its Emeryville headquarters; provided, however, that (a) the Company receives, within ninety (90) days following the occurrence of any of the events set forth in clauses (i) through (iii) above, written notice from the Employee specifying the specific basis for Employee’s belief that Employee is entitled to terminate employment for Good Reason, (b) the Company fails to cure the event constituting Good Reason within thirty (30) days after receipt of such written notice thereof, and (c) the Employee terminates employment within thirty (30) days following expiration of such cure period.

     11. Effect of Separation from Service. For purposes of this Agreement, no payment will be made to Employee upon termination of Employee’s employment unless such termination constitutes a “separation from service” within the meaning of Section 409A of the Code, and Section 1.409A-1(h) of the regulations promulgated thereunder.

          11.1 Separation for Cause, Death, Disability or Voluntary Separation from Service. In the event of any separation from service of Employee’s employment by the Company for Cause or in the event of the Employee’s death, Disability or voluntary separation from service at any time and for any reason (other than Employee’s resignation of employment with the Company for Good Reason), the Employee will be paid only (i) any earned but unpaid Base Salary, and (ii) other unpaid vested amounts or benefits under the compensation, incentive and benefit plans of the Company in which Employee participates, and (iii) reimbursement for all reasonable and necessary expenses incurred by Employee in connection with his performance of services on behalf of the Company in accordance with applicable Company policies and guidelines, in each case as of the effective date of such separation from service (the “Accrued Compensation”). Employee will be allowed to exercise his vested stock options to purchase Company common stock, if any, during the time period set forth in, and in accordance with, the Plan and governing stock option agreement(s).

          11.2 Separation from Service without Cause or Resignation for Good Reason Prior to a Change in Control. In the event of the Employee’s separation from service of Employee’s employment by the Company without Cause or Employee’s resignation of employment with the Company for Good Reason, in either case occurring earlier than the date that is six (6) months prior to a Change in Control, and provided that Employee delivers to the Company a signed settlement agreement and general release of claims in favor of the Company in the form attached hereto as Exhibit B (the “Release”), and satisfies all conditions to make the Release effective, within sixty (60) days following Employee’s separation from service, then, in addition to the Accrued Compensation, Employee shall be entitled to the following:

               (a) Lump sum payment equal to twelve (12) months of Employee’s then-current Base Salary;

               (b) Lump sum payment equal to Employee’s Target Bonus, prorated based on the number of days out of the applicable measurement year Employee was employed by the Company prior to his separation from service; provided, however, that the Guaranteed Bonus shall be paid in full;

               (c) Provided Employee timely elects to continue health coverage under COBRA, reimbursement for any monthly COBRA premium payments made by Employee for himself and his dependents in the twelve (12) months following Employee’s separation from service; provided however, that such COBRA reimbursements shall terminate at such time as Employee and his dependents become eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment; provided, however, that all such reimbursements may be subject to terms of Section 13.2 below regarding Code Section 409A;

               (d) Provided Employee timely elects to continue coverage under the Life Insurance Policy, reimbursement for any premium payments made by Employee for such Life Insurance Policy in the twelve (12) months following Employee’s separation from service; provided, however, that all such reimbursements may be subject to terms of Section 13.2 below regarding Code Section 409A;

               (e) 50% of all then-unvested shares subject to the Option and the RSUs shall immediately accelerate and become exercisable or be settled, as applicable; provided, however, that this Section 11.2(e) shall cease to apply following the second (2nd) annual anniversary of the Effective Date.

          11.3 Separation from Service without Cause or Resignation for Good Reason in Connection with a Change in Control. In the event of Employee’s separation from service of Employee’s employment by the Company without Cause or Employee’s resignation of employment with the Company for Good Reason within six (6) months prior to and twelve (12) months following a Change in Control, and provided that Employee delivers to the Company the signed Release, and satisfies all conditions to make the Release effective, within sixty (60) days following Employee’s separation from service, then, in addition to the Accrued Compensation, Employee shall be entitled to the benefits as set forth below:

               (a) The payments set forth above in Sections 11.2(a) through (d); and

               (b) 100% of all then-unvested shares subject to the Option and the RSUs shall immediately accelerate and become exercisable or be settled, as applicable.

For the avoidance of doubt, the severance payments and benefits payable pursuant to Section 11.2 or Section 11.3 above are not cumulative.

          11.4 Acceleration upon Change in Control. Upon the a Change in Control, 100% of all then-unvested shares subject to the Option and 50% of all then-unvested shares subject to the RSUs shall immediately accelerate and become exercisable or be settled, as applicable. Any remaining unvested RSUs, or equity substituted, or issued in exchange, by an acquiror in a Change in Control for such RSUs (the “Remainder RSUs”) shall vest as to 1/12 of such Remainder RSUs on each monthly anniversary of the closing of the Change in Control such that they are fully vested on the one-year anniversary of the closing of the Change in Control; provided that Employee remains employed by the Company, or the acquiror, as applicable, on each such vesting date.

          11.5 Parachute Payments. In the event that the severance and other benefits provided for in this Agreement or otherwise payable to the Employee (i) constitute “parachute payments” within the meaning of Section 280G of the Code and (ii) but for this Section, would be subject to the excise tax imposed by Section 4999 of the Code, then, at Employee’s discretion, Employee’s severance and other benefits under this Agreement shall be payable either (i) in full, or (ii) as to such lesser amount which would result in no portion of such severance and other benefits being subject to the excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by Employee on an after-tax basis, of the greatest amount of severance benefits under this Agreement, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code. Any reduction shall be made in the following manner: first a pro rata reduction of (i) cash payments subject to Section 409A of the Code as deferred compensation and (ii) cash payments not subject to Section 409A of the Code, and second a pro rata cancellation of (i) equity-based compensation subject to Section 409A of the Code as deferred compensation and (ii) equity-based compensation not subject to Section 409A of the Code. Reduction in either cash payments or equity compensation benefits shall be made prorata between and among benefits which are subject to Section 409A of the Code and benefits which are exempt from Section 409A of the Code. Unless the Company and Employee otherwise agree in writing, any determination required under this Section shall be made in writing by the Company’s independent public accountants (the “Accountants”), whose determination shall be conclusive and binding upon Employee and the Company for all purposes. For purposes of making the calculations required by this Section, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section.

     12. Term. Subject to the provisions of Section 11 of this Agreement, Employee shall continue to be employed by the Company, and any of its subsidiaries that Board shall designate for a period commencing on the Effective Date and ending on the third (3rd) anniversary thereof (the “Term”) on the terms and subject to the conditions set forth in this Agreement. Following the Term, the term of employment under this Agreement shall automatically be renewed for additional terms of one year on the last day of the Term and each anniversary of the last day of the Term (the Term and any annual extension of the term of the Agreement, referenced herein as the “Employment Term”), subject to Section 11 of this Agreement, unless the Company or Employee gives the other party written notice of non-renewal at least ninety (90) days prior to such last day or anniversary. A written notice of non-renewal given by the Company to you shall not constitute a termination without Cause under Section 11 of this Agreement at the expiration of such Employment Term for all purposes hereunder.

     13. Miscellaneous.

          13.1 Arbitration. Employee and the Company agree to submit to mandatory binding arbitration, in Santa Clara County, California, any and all claims arising out of or related to this agreement and Employee’s employment with the Company and the termination thereof, except that each party may, at its or his option, seek injunctive relief in court related to the improper use, disclosure or misappropriation of a party’s proprietary, confidential or trade secret information. EMPLOYEE AND THE COMPANY HEREBY WAIVE ANY RIGHTS TO TRIAL BY JURY IN REGARD TO SUCH CLAIMS. This agreement to arbitrate does not restrict Employee’s right to file administrative claims Employee may bring before any government agency where, as a matter of law, the parties may not restrict the employee’s ability to file such claims (including, but not limited to, the National Labor Relations Board, the Equal Employment Opportunity Commission and the Department of Labor). However, Employee and the Company agree that, to the fullest extent permitted by law, arbitration shall be the exclusive remedy for the subject matter of such administrative claims. The arbitration shall be conducted through JAMS before a single neutral arbitrator, in accordance with the JAMS employment arbitration rules then in effect. The arbitrator shall issue a written decision that contains the essential findings and conclusions on which the decision is based. The costs of the arbitrator and all other expenses unique to arbitration shall be split equally by the Company and Employee.

          13.2 Indemnification. The Company shall indemnify Employee with respect to activities in connection with his employment hereunder to the fullest extent provided in the Company’s bylaws. Employee will be named as an insured on the director and officer liability insurance policy currently maintained, or as may be maintained by the Company from time to time, and, in addition, Employee will enter into the form of indemnification agreement provided to other similarly situated executive officers and directors of the Company.

          13.3 Section 409A. To the extent (a) any payments or benefits to which Employee becomes entitled under this Agreement, or under any agreement or plan referenced herein, in connection with Employee’s termination of employment with the Company constitute deferred compensation subject to Section 409A of the Code and (b) Employee is deemed at the time of such termination of employment to be a “specified employee” under Section 409A of the Code, then such payments shall not be made or commence until the earliest of (i) the expiration of the six (6)-month period measured from the date of Employee’s “separation from service” (as such term is at the time defined in Treasury Regulations under Section 409A of the Code) from the Company; or (ii) the date of Employee’s death following such separation from service; provided, however, that such deferral shall only be effected to the extent required to avoid adverse tax treatment to Employee, including (without limitation) the additional twenty percent (20%) tax for which Employee would otherwise be liable under Section 409A(a)(1)(B) of the Code in the absence of such deferral. Upon the expiration of the applicable deferral period, any payments which would have otherwise been made during that period (whether in a single sum or in installments) in the absence of this paragraph shall be paid to Employee or Employee’s beneficiary in one lump sum (without interest). Any termination of Employee’s employment is intended to constitute a “separation from service” and will be determined consistent with the rules relating to a “separation from service” as such term is defined in Treasury Regulation Section 1.409A-1. It is intended that each installment of the payments provided hereunder constitute separate “payments” for purposes of Treasury Regulation Section 1.409A-2(b)(2)(i). It is further intended that payments hereunder satisfy, to the greatest extent possible, the exemption from the application of Section 409A of the Code (and any state law of similar effect) provided under Treasury Regulation Section 1.409A-1(b)(4) (as a “short-term deferral”). To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A of the Code, the provision will be read in such a manner so that all payments hereunder comply with Section 409A of the Code. Except as otherwise expressly provided herein, to the extent any expense reimbursement or the provision of any in-kind benefit under this Agreement is determined to be subject to Section 409A of the Code, the amount of any such expenses eligible for reimbursement, or the provision of any in-kind benefit, in one calendar year shall not affect the expenses eligible for reimbursement in any other taxable year (except for any lifetime or other aggregate limitation applicable to medical expenses), in no event shall any expenses be reimbursed after the last day of the calendar year following the calendar year in which you incurred such expenses, and in no event shall any right to reimbursement or the provision of any in-kind benefit be subject to liquidation or exchange for another benefit.

          13.4 Severability. If any provision of this Agreement shall be found by any arbitrator or court of competent jurisdiction to be invalid or unenforceable, then the parties hereby waive such provision to the extent of its invalidity or unenforceability, and agree that all other provisions in this Agreement shall continue in full force and effect.

          13.5 No Waiver. The failure by either party at any time to require performance or compliance by the other of any of its obligations or agreements shall in no way affect the right to require such performance or compliance at any time thereafter. The waiver by either party of a breach of any provision hereof shall not be taken or held to be a waiver of any preceding or succeeding breach of such provision or as a waiver of the provision itself. No waiver of any kind shall be effective or binding, unless it is in writing and is signed by the party against whom such waiver is sought to be enforced.

          13.6 Assignment. This Agreement and all rights hereunder are personal to Employee and may not be transferred or assigned by Employee at any time. The Company may assign its rights, together with its obligations hereunder, to any parent, subsidiary, affiliate or successor, or in connection with any sale, transfer or other disposition of all or substantially all of its business and assets, provided, however, that any such assignee assumes the Company’s obligations hereunder.

          13.7 Withholding. All sums payable to Employee hereunder shall be in United States Dollars and shall be reduced by all federal, state, local and other withholding and similar taxes and payments required by applicable law.

          13.8 Entire Agreement. This Agreement (and the exhibit(s) hereto) constitutes the entire and only agreement and understanding between the parties relating to Employee’s employment with Company. This Agreement supersedes and cancels any and all previous contracts, arrangements or understandings with respect to Employee’s employment.

          13.9 Amendment. The parties understand and agree that this Agreement may not be amended, modified or waived, in whole or in part, expect in a writing executed by Employee and the Chairman of the Board.

          13.10 Notices. All notices, if any, and all other communications, if any, required or permitted under this Agreement shall be in writing and hand delivered, sent via facsimile, sent by registered first class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications shall be effective upon receipt if hand delivered or sent via facsimile, five (5) days after mailing if sent by mail, and one (l) day after dispatch if sent by express courier, to the following addresses, or such other addresses as any party shall notify the other parties:

If to the Company:	Lyris, Inc.
6401 Hollis Street, Suite 125
Emeryville, CA 94608-1090

Attention:

If to Employee:	Wolfgang Maasberg

Email:

          13.11 Binding Nature. This Agreement shall be binding upon, and inure to the benefit of, the successors and personal representatives of the respective parties hereto.

          13.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which, taken together, constitute one and the same agreement.

          13.13 Governing Law. This Agreement and the rights and obligations of the parties hereto shall be construed in accordance with the laws of the State of California, without giving effect to the principles of conflict of laws.

          13.14 Attorneys’ Fees. In the event of any claim, demand or suit arising out of or with respect to this Agreement, the prevailing party shall be entitled to reasonable costs and attorneys’ fees, including any such costs and fees upon appeal.

[Signature Page Follows]

     IN WITNESS WHEREOF, the Company and Employee have executed this Agreement as of the date first above written.

LYRIS, INC.	WOLFGANG MAASBERG

/s/William T. Comfort	/s/Wolfgang Maasberg

William T. Comfort, III

Chairman of the Board of Directors

EXHIBIT A

Employee Invention Assignment and Confidentiality Agreement

EXHIBIT B

GENERAL RELEASE AGREEMENT

In consideration for receipt and full payment of all severance, acceleration and other separation benefits (the “Severance and Acceleration Benefits”) offered to me by Lyris, Inc. (“Employer”) pursuant to my Employment Agreement with Employer dated August 18, 2010 (the “Agreement”) and in connection with the termination of my employment, I agree to the following general release (the “Release”).

     1. On behalf of myself, my heirs, executors, administrators, successors, and assigns, I hereby fully and forever generally release and discharge Employer, its current, former and future parents, subsidiaries, affiliated companies, related entities, employee benefit plans, and their fiduciaries, predecessors, successors, officers, directors, shareholders, agents, employees and assigns (collectively, the “Company”) from any and all claims, causes of action, and liabilities up through the date of my execution of the Release. The claims subject to this release include, but are not limited to, those relating to my employment with Employer and/or any predecessor or successor to Employer and the termination of such employment. All such claims (including related attorneys’ fees and costs) are barred without regard to whether those claims are based on any alleged breach of a duty arising in statute, contract, or tort. This expressly includes waiver and release of any rights and claims arising under any and all laws, rules, regulations, and ordinances, including, but not limited to: Title VII of the Civil Rights Act of 1964; the Older Workers Benefit Protection Act; the Americans With Disabilities Act; the Age Discrimination in Employment Act; the Fair Labor Standards Act; the National Labor Relations Act; the Family and Medical Leave Act; the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); the Workers Adjustment and Retraining Notification Act; the California Fair Employment and Housing Act (if applicable); the provisions of the California Labor Code (if applicable); the Equal Pay Act of 1963; and any similar law of any other state or governmental entity. The parties agree to apply California law in interpreting the Release. Accordingly, I further waive any rights under Section 1542 of the Civil Code of the State of California or any similar state statute. Section 1542 states: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known to him, must have materially affected his settlement with the debtor.”

     2. This Release does not extend to, and has no effect upon, any benefits that have accrued, and to which I have become vested, under any employee benefit plan within the meaning of ERISA sponsored by the Company.

     3. In understanding the terms of the Release and my rights, I have been advised to consult with an attorney of my choice prior to executing the Release. I understand that nothing in this Release is intended to constitute an unlawful release or waiver of any of my rights under any laws and/or to prevent, impede, or interfere with my ability and/or rights, if any: (a) under applicable workers’ compensation laws; (b) to seek unemployment benefits; (c) to file a charge or complaint with a government agency such as but not limited to the Equal Employment Opportunity Commission, the National Labor Relations Board, or any applicable state agency; (d) provide truthful testimony if under subpoena to do so, (e) file a claim with any state or federal agency or to participate or cooperate in such a matter, and/or (f) to challenge the validity of this release. Furthermore, notwithstanding any provisions and covenants herein, the Release shall not waive (a) any rights to indemnification I may have as an officer of Employer or otherwise in connection with my employment with Employer, under Employer’s bylaws or other governing instruments or any agreement addressing such subject matter between Employer and me or under any merger or acquisition agreement addressing such subject matter, (b) my rights of insurance under any liability policy covering Employer’s officers, or (c) any accrued but unpaid wages; any reimbursement for business expenses pursuant to Employer’s policies for such reimbursements, any accrued but unused vacation and any claims I may not release as a matter of law, including indemnification claims under applicable law. To the fullest extent permitted by law, any dispute regarding the scope of this general release shall be resolved through binding arbitration pursuant to Section 11 below, and the arbitration provision set forth in the Agreement.

     4. I understand and agree that Employer will not provide me with the Severance and Acceleration Benefits unless I execute the Release. I also understand that I have received or will receive, regardless of the execution of the Release, all wages owed to me together with any accrued but unused vacation pay, less applicable withholdings and deductions, earned through my termination date.

     5. As part of my existing and continuing obligations to Employer, I have returned to Employer all documents (and all copies thereof) and other property belonging to Employer that I have had in my possession at any time, including but not limited to files, notes, drawings, records, business plans and forecasts, financial information, specification, computer-recorded information, tangible property (including, but not limited to, computers, laptops, pagers, etc.), credit cards, entry cards, identification badges and keys; and any materials of any kind which contain or embody any proprietary or confidential information of Employer (and all reproductions thereof). I understand that, even if I did not sign the Release, I am still bound by any and all confidential/proprietary/trade secret information, non-disclosure and inventions assignment agreement(s) signed by me in connection with my employment with Employer, or with a predecessor or successor of Employer, pursuant to the terms of such agreement(s).

     6. I represent and warrant that I am the sole owner of all claims relating to my employment with Employer and/or with any predecessor of Employer, and that I have not assigned or transferred any claims relating to my employment to any other person or entity.

     7. I agree to keep the Severance and Acceleration Benefits and the provisions of this Release confidential and not to reveal their contents to anyone except my lawyer, my spouse or other immediate family member, and/or my financial consultant, or as required by legal process or applicable law.

     8. I understand and agree that the Release shall not be construed at any time as an admission of liability or wrongdoing by either the Company or me.

     9. I understand and agree that the Release shall not be construed at any time as an admission of liability or wrongdoing by either the Company or myself.

     10. I agree that I will not make any negative or disparaging statements or comments, either as fact or as opinion, about the Company, its employees, officers, directors, shareholders, vendors, products or services, business, technologies, market position or performance. The Company shall not make any negative or disparaging statements or comments, either as fact or as opinion, about me. Nothing in this paragraph shall prohibit the Company or me from providing truthful information in response to a subpoena or other legal process or shall prohibit the Company from providing truthful information as may be required by its reporting obligations under the Securities Exchange Act of 1934, as amended, or rules and regulations promulgated by the applicable exchange on which the Company’s stock is then-traded or listed.

     11. Any controversy or any claim arising out of or relating to the interpretation, enforceability or breach of the Release shall be settled by arbitration in accordance with the arbitration provision of the Agreement. If for any reason the arbitration procedure set forth in the Agreement is unavailable, I agree to arbitration under the employment arbitration rules of the American Arbitration Association or any successor hereto. The parties further agree that the arbitrator shall not be empowered to add to, subtract from, or modify, alter or amend the terms of the Release. Any applicable arbitration rules or policies shall be interpreted in a manner so as to ensure their enforceability under applicable state or federal law.

     12. I agree that I have had at least twenty-one (21) calendar days in which to consider whether to execute the Release, no one hurried me into executing the Release during that period, and no one coerced me into executing the Release. I understand that the offer of the Severance and Acceleration Benefits and the Release shall expire on the twenty-second (22nd) calendar day after my employment termination date if I have not accepted it by that time. I further understand that Employer’s obligations under the Release shall not become effective or enforceable until the eighth (8th) calendar day after the date I sign the Release provided that I have timely delivered it to Employer (the “Effective Date”) and that in the seven (7) day period following the date I deliver a signed copy of the Release to Employer I understand that I may revoke my acceptance of the Release. I understand that the Severance and Acceleration Benefits will become available to me on or about the fourteenth (14th) calendar day after the Effective Date.

     13. In executing the Release, I acknowledge that I have not relied upon any statement made by Employer, or any of its representatives or employees, with regard to the Release unless the representation is specifically included herein. Furthermore, the Release and the Agreement contain our entire understanding regarding eligibility for and the payment of severance benefits and supersede any or all prior representations and agreements regarding the subject matter. Once effective and enforceable, this agreement can only be changed by another written agreement signed by me and an authorized representative of Employer.

     14. Should any provision of the Release be determined by an arbitrator, court of competent jurisdiction, or government agency to be wholly or partially invalid or unenforceable, the legality, validity and enforceability of the remaining parts, terms, or provisions are intended to remain in full force and effect. Specifically, should a court, arbitrator, or agency conclude that a particular claim may not be released as a matter of law, it is the intention of the parties that the general release and the waiver of unknown claims above shall otherwise remain effective to release any and all other claims. I acknowledge that I have obtained sufficient information to intelligently exercise my own judgment regarding the terms of the Release before executing the Release.

[SIGNATURE PAGE TO GENERAL RELEASE AGREEMENT FOLLOWS]

EXECUTIVE’S ACCEPTANCE OF RELEASE

BEFORE SIGNING MY NAME TO THE RELEASE, I STATE THE FOLLOWING: I HAVE READ THE RELEASE, I UNDERSTAND IT AND I KNOW THAT I AM GIVING UP IMPORTANT RIGHTS. I HAVE OBTAINED SUFFICIENT INFORMATION TO INTELLIGENTLY EXERCISE MY OWN JUDGMENT. I HAVE BEEN ADVISED THAT I SHOULD CONSULT WITH AN ATTORNEY BEFORE SIGNING IT, AND I HAVE SIGNED THE RELEASE KNOWINGLY AND VOLUNTARILY.

Date delivered to employee ___________, ______.
Executed this ___________ day of ___________, ______.

Signature

Name (Please Print)
[SIGNATURE PAGE TO GENERAL RELEASE AGREEMENT]